EXHIBIT (d)(4)
CERTIFICATE OF DESIGNATIONS
OF
SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK OF
TERRESTAR NETWORKS INC.
(PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW)

The undersigned does hereby certify that the following resolutions were duly adopted by the Board of Directors (the “Board of Directors”) of TerreStar Networks Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), with the preferences and rights set forth therein relating to dividends, conversion, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and in accordance with Section 151 of the DGCL:

A.	SERIES A PREFERRED STOCK

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of one (1) share of Series A Preferred Stock of the Corporation, par value $0.01, and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such share, in addition to those set forth in the Certificate of Incorporation, as follows:

1.           Designation and Amount; Ownership.  This series of Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one (1).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock then outstanding.  Series A Preferred Stock may only be issued to and beneficially owned by EchoStar Corporation or an affiliate thereof (the “Series A Holder”).  For purposes of this Section A, the term “affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the term “beneficial ownership” shall have the meaning given such term as in Rule l3d-3 of the Securities Exchange Act of 1934, as amended.

2.           Voting Rights.

(a)           Defined Terms.  For purposes of this Section 2:

(i)           “Fundamental Corporate Transaction Approval Right” means that, without first obtaining the affirmative vote or consent of the Series A Holder, either in writing or by resolution adopted at an annual or special meeting, and otherwise in accordance with the provisions hereof, the Corporation shall not:

(A)           sell or permit to be sold 10% or more of the assets of the Corporation or any subsidiary of the Corporation;

(B)           consummate or permit to be consummated any merger, consolidation, recapitalization, liquidation, or dissolution of the Corporation or any subsidiary of the Corporation;

(C)           amend or permit the amendment of the certificate of incorporation, by-laws, or other organizational documents of the Corporation or any subsidiary of the Corporation;

(D)           redeem or repurchase any equity securities of the Corporation, except pursuant to any compensatory plan or arrangement solely in accordance with the terms thereof;

(E)            make any material change in the line of business of the Corporation;

(F)            acquire any asset or assets in one or more transactions with a value in excess of $5,000,000;

(G)            make any capital expenditure in excess of $5,000,000 not contemplated by the annual budget of the Corporation which budget was approved by the Board of Directors;

(H)           appoint or permit to be appointed any new officers, executives or other key employees of the Corporation; or

(I)             increase the size of the Board of Directors above eight (8) (the foregoing subsections (A)-(1) shall be referred to in this Section 2 as “Fundamental Corporate Transactions”).

(ii)          “Minimum Ownership Threshold” means (A) for purposes of a Multiple Director Nomination Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock of TerreStar Corporation (the “Common Stock”), (B) for purposes of a Fundamental Corporate Transaction Approval Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, and (C) for purposes of a Single Director Nomination Right, the beneficial ownership of at least five percent (5%) of the then outstanding Common Stock, in each case on a fully diluted basis.

(iii)         “Multiple Director Nomination Right” means the exclusive right of the Series A Holder to nominate two (2) directors to the Board of Directors in accordance with the provisions hereof.

(iv)        “Nomination Submission Deadline” means the deadline for receipt by the Corporation of any names of candidates nominated to the Board of Directors.

(v)         “Single Director Nomination Right” means the exclusive right of the Series A Holder to nominate one (1) director to the Board of Directors in accordance with the provisions hereof.

(b)           Voting Rights.  The Series A Holder, except as otherwise required under Delaware law or as set forth in paragraphs (i), (ii) and (iii) below, shall not be entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(i)           Nomination Rights.  Upon the issuance of the Series A Preferred Stock, and thereafter, in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected, so long as the Series A Holder meets the Minimum Ownership Threshold, the Series A Holder shall be entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, as applicable, as follows:

(A)           The Board of Directors shall set a date for the Nomination Submission Deadline in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected and shall provide written notice of such date at least thirty (30) days prior thereto to the Series A Holder (the “Nomination Deadline Notice”).  In such Nomination Deadline Notice, the Board of Directors shall inform the Series A Holder whether such Holder is entitled to exercise the Single Director Nomination Right, the Multiple Director Nomination Right, or no rights at all, dependent upon whether the Series A Holder meets the Minimum Ownership Threshold at such time.  Prior to the Nomination Submission Deadline, the Series A Holder shall submit in writing the names of the individual or individuals, as applicable, to the Board of Directors for inclusion in any ballot or other materials to be provided to the stockholders of the Corporation in connection with such annual or special meeting of the stockholders.

(B)           In connection with any election at which the Series A Holder is entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, the Board of Directors agrees that it shall nominate no greater than that number of directors for election to the Board of Directors which is equal to the aggregate number of positions on the Board of Directors up for election at such time less the sum of the number of directors the Series A Holder is entitled to nominate pursuant to the provisions of this Section 2 at such time and the number of directors that any holder of Series A Parity Securities (defined below) is entitled to nominate at such time, if any.  To the extent that if at such time any Series A Senior Securities (defined below) are entitled to nominate and elect any members of the Board of Directors, such elected members shall be in addition to the directors so nominated by the Series A Holder, any Series A Parity Securities and/or the Board of Directors, and shall result in an increase of the size of the Board of Directors.

(ii)           Fundamental Corporate Transaction.  Upon the issuance of the Series A Preferred Stock, and thereafter, so long as the Series A Holder meets the Minimum Ownership Threshold, the Series A Holder shall be entitled to exercise the Fundamental Corporate Transaction Approval Right, as follows:

(A)           The Corporation must provide to the Series A Holder written notice of any proposed Fundamental Corporate Transaction at least five (5) days prior to the consummation of the Fundamental Corporate Transaction.  In such notice, the Corporation shall state whether the Series A Holder meets the Minimum Ownership Threshold to exercise the Fundamental Corporate Transaction Approval Right, and provide the material terms of the Fundamental Corporate Transaction, including, without limitation, the consideration to be paid to the Corporation and/or any monetary obligation the Corporation will incur in connection with such Fundamental Corporate Transaction.  The Series A Holder may reasonably request that additional information be provided by the Corporation, if the Series A Holder determines that such information is necessary to make a prudent decision in exercising its Fundamental Corporate Transaction Approval Right.  The Series A Holder may withhold its consent to or affirmative vote in favor of any Fundamental Corporate Transaction, in its sole discretion.

(iii)           Approval of New Classes of Securities.

(A)           Hereafter, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series A Parity Securities (as defined below) without the prior consent or affirmative vote of the Series A Holder, either in writing or by resolution adopted at an annual or special meeting.

(B)           Hereafter, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series A Senior Securities (as defined below) without the prior consent or affirmative vote of the Series A Holder, either in writing or by resolution adopted at an annual or special meeting.

3.           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, unless the Series A Holder shall have received $1000 per share, or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except for distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

4.           Rank.  Series A Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise, (i) rank senior and prior to the common stock of the Corporation and each class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the common stock of the Corporation, are collectively referred to herein as the “Series A Junior Securities”), (ii) rank on a parity with the Series B Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series A Parity Securities”), provided that any such Series A Parity Securities that were not approved by the Series A Holder in accordance with Section A(2)(b)(iii)(A) hereof shall be deemed to be Series A Junior Securities and not Series A Parity Securities, and (iii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series A Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series A Senior Securities”), provided that any such Series A Senior Securities that were not approved by the Series A Holder in accordance with Section A(2)(b)(iii)(B) hereof shall be deemed to be Series A Junior Securities and not Series A Senior Securities.  The respective definitions of Series A Junior Securities, the Series A Parity Securities and the Series A Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Series A Junior Securities, the Series A Parity Securities or the Series A Senior Securities, as the case may be.  At the date of the initial issuance of the Series A Preferred Stock (i) shares of Series B Preferred Stock shall be the only Series B Parity Securities issued and outstanding, and (iii) shares of common stock of the Corporation shall be the only Series A Junior Securities issued and outstanding.

5.           Notices.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to the Series A Holder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise.

6.           Conversion.  The Series A Preferred Stock is not convertible into any other class of capital stock of the Corporation.

7.           Transfers.  The Series A Holder may not effect any offer, sale, pledge, transfer, or other disposition or distribution (collectively a “Transfer”), or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, the Series A Preferred Stock or any beneficial or other interest therein to any person or entity other than an affiliate of the Series A Holder.  Any purported Transfer to any person or entity other than the Series A Holder shall be void ab initio, and the voting rights set forth in Section 2 hereof may be exercised by the Series A Holder only so long as the Series A Preferred Stock is beneficially owned by EchoStar Corporation or an affiliate thereof.  The certificate representing the share of Series A Preferred Stock shall bear the following legend:

THE SHARE OF SERIES A PREFERRED STOCK OF TERRESTAR NETWORKS INC. REPRESENTED BY THIS CERTIFICATE MAY ONLY BE ISSUED TO AND BENEFICIALLY OWNED BY ECHOSTAR CORPORATION OR AN AFFILIATE THEREOF, AND ANY PURPORTED TRANSFER TO ANY OTHER PERSON OR ENTITY IS NULL AND VOID.

8.           Amendment and Waiver.  No amendment or waiver of any provision of the Certificate of Incorporation (including this Certificate of Designations) which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of the Series A Holder, either in writing or by resolution adopted at an annual or special meeting.

B.	SERIES B PREFERRED STOCK

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of one (1) share of Series B Preferred Stock of the Corporation, par value $0.01 and hereby fixes the designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such share, in addition to those set forth in the Certificate of Incorporation, as follows:

1.           Designation and Amount.  This series of Preferred Stock shall be designated as “Series B Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series shall be one (1).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock then outstanding.  Series B Preferred Stock may only be issued to and beneficially owned by Harbinger Capital Partners Master Fund I, Ltd. or an affiliate thereof (the “Series B Holder”).  For purposes of this Section B, the term “affiliate” shall have the meaning given such term as in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the term “beneficial ownership” shall have the meaning given such term as in Rule l3d-3 of the Securities Exchange Act of 1934, as amended.

2.           Voting Rights.

(a)           Defined Terms.  For purposes of this Section 2:

(i)           “Fundamental Corporate Transaction Approval Right” means that, without first obtaining the affirmative vote or consent of the Series B Holder, either in writing or by resolution adopted at an annual or special meeting, and otherwise in accordance with the provisions hereof, the Corporation shall not:

(A)           sell or permit to be sold 10% or more of the assets of the Corporation or any subsidiary of the Corporation;

(B)           consummate or permit to be consummated any merger, consolidation, recapitalization, liquidation, or dissolution of the Corporation or any subsidiary of the Corporation;

(C)           amend or permit the amendment of the certificate of incorporation, by-laws, or other organizational documents of the Corporation or any subsidiary of the Corporation;

(D)           redeem or repurchase any equity securities of the Corporation, except pursuant to any compensatory plan or arrangement, solely in accordance with the terms thereof;

(E)            make any material change in the line of business of the Corporation;

(F)            acquire any asset or assets in one or more transactions with a value in excess of $5,000,000;

(G)           make any capital expenditure in excess of $5,000,000 not contemplated by the annual budget of the Corporation which budget was approved by the Board of Directors;

(H)           appoint or permit to be appointed any new officers, executives or other key employees of the Corporation; or

(I)             increase the size of the Board of Directors above eight (8) (the foregoing subsections (A)-(I) shall be referred to in this Section 2 as “Fundamental Corporate Transactions”).

(ii)           “Minimum Ownership Threshold” means (A) for purposes of a Multiple Director Nomination Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, (B) for purposes of a Fundamental Corporate Transaction Approval Right, the beneficial ownership of at least ten percent (10%) of the then outstanding Common Stock, and (C) for purposes of a Single Director Nomination Right, the beneficial ownership of at least five percent (5%) of the then outstanding Common Stock, in each case on a fully diluted basis.

(iii)           “Multiple Director Nomination Right” means the exclusive right of the Series B Holder to nominate two (2) directors to the Board of Directors in accordance with the provisions hereof.

(iv)           “Nomination Submission Deadline” means the deadline for receipt by the Corporation of any names of candidates nominated to the Board of Directors.

(v)           “Single Director Nomination Right” means the exclusive right of the Series B Holder to nominate one (1) director to the Board of Directors in accordance with the provisions hereof.

(b)           Voting Rights.  The Series B Holder, except as otherwise required under Delaware law or as set forth in paragraphs (i), (ii) and (iii) below, shall not be entitled to or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

(i)           Nomination Rights.  Upon the issuance of the Series B Preferred Stock, and thereafter, in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected, so long as the Series B Holder meets the Minimum Ownership Threshold, the Series B Holder shall be entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, as applicable, as follows:

(A)           The Board of Directors shall set a date for the Nomination Submission Deadline in connection with any annual or special meeting of the stockholders at which members of the Board of Directors are to be elected and shall provide written notice of such date at least thirty (30) days prior thereto to the Series B Holder (the “Nomination Deadline Notice”).  In such Nomination Deadline Notice, the Board of Directors shall inform the Series B Holder whether such Holder is entitled to exercise the Single Director Nomination Right, the Multiple Director Nomination Right, or no rights at all, dependent upon whether the Series B Holder meets the Minimum Ownership Threshold at such time.  Prior to the Nomination Submission Deadline, the Series B Holder shall submit in writing the names of the individual or individuals, as applicable, to the Board of Directors for inclusion in any ballot or other materials to be provided to the stockholders of the Corporation in connection with such annual or special meeting of the stockholders.

(B)           In connection with any election at which the Series B Holder is entitled to exercise the Single Director Nomination Right or the Multiple Director Nomination Right, the Board of Directors agrees that it shall nominate no greater than that number of directors for election to the Board of Directors which is equal to the aggregate number of positions on the Board of Directors up for election at such time less the sum of the number of directors the Series B Holder is entitled to nominate pursuant to the provisions of this Section 2 at such time and the number of directors that any holder of Series B Parity Securities (defined below) is entitled to nominate at such time, if any.  To the extent that if at such time any Series B Senior Securities (defined below) are entitled to nominate and elect any members of the Board of Directors, such elected members shall be in addition to the directors so nominated by the Series B Holder, any Series B Parity Securities and/or the Board of Directors, and shall result in an increase of the size of the Board of Directors.

(ii)           Fundamental Corporate Transaction.  Upon the issuance of the Series B Stock, and thereafter, so long as the Series B Holder meets the Minimum Ownership Threshold, the Series B Holder shall be entitled to exercise the Fundamental Corporate Transaction Approval Right, as follows:

(A)           The Corporation must provide to the Series B Holder written notice of any proposed Fundamental Corporate Transaction at least five (5) days prior to the consummation of the Fundamental Corporate Transaction.  In such notice, the Corporation shall state whether the Series B Holder meets the Minimum Ownership Threshold to exercise the Fundamental Corporate Transaction Approval Right, and provide the material terms of the Fundamental Corporate Transaction, including, without limitation, the consideration to be paid to the Corporation and/or any monetary obligation the Corporation will incur in connection with such Fundamental Corporate Transaction.  The Series B Holder may reasonably request that additional information be provided by the Corporation, if the Series B Holder determines that such information is necessary to make a prudent decision in exercising its Fundamental Corporate Transaction Approval Right.  The Series B Holder may withhold its consent to or affirmative vote in favor of any Fundamental Corporate Transaction, in its sole discretion.

(iii)           Approval of New Classes of Securities.

(A)           Hereafter, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series B Parity Securities (as defined below) without the prior consent or affirmative vote of the Series B Holder, either in writing or by resolution adopted at an annual or special meeting.

(B)           Hereafter, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Series B Senior Securities (as defined below) without the prior consent or affirmative vote of the Series B Holder, either in writing or by resolution adopted at an annual or special meeting.

3.           Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, no distribution shall be made (a) to the holders of any shares of capital stock of the Corporation ranking junior (with respect to rights upon liquidation, dissolution or winding-up) to the Series B Preferred Stock, unless the Series B Holder shall have received $1000 per share, or (b) to the holders of shares of capital stock of the Corporation ranking on a parity (with respect to rights upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except for distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

4.           Rank.  Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise, (i) rank senior and prior (to the extent set forth herein) to the common stock of the Corporation and each class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the common stock of the Corporation, are collectively referred to herein as the “Series B Junior Securities”), (ii) rank on a parity with the Series A Preferred Stock, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series B Parity Securities”), provided that any such Series B Parity Securities that were not approved by the Series B Holder in accordance with Section B(2)(b)(iii)(A) hereof shall be deemed to be Series B Junior Securities and not Series B Parity Securities, and (iii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its express terms ranks senior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Series B Senior Securities”), provided that any such Series B Senior Securities that were not approved by the Series B Holder in accordance with Section B(2)(b)(iii)(B) hereof shall be deemed to be Series B Junior Securities and not Series B Senior Securities.  The respective definitions of Series B Junior Securities, the Series B Parity Securities and the Series B Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Series B Junior Securities, the Series B Parity Securities or the Series B Senior Securities, as the case may be.  At the date of the initial issuance of the Series B Preferred Stock (i) shares of Series A Preferred Stock shall be the only Series B Parity Securities issued and outstanding, and (ii) shares of common stock of the Corporation shall be the only Series B Junior Securities issued and outstanding.

5.           Notices.  All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to the Series B Holder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise.

6.           Conversion.  The Series B Preferred Stock is not convertible into any other class of capital stock of the Corporation.

7.           Transfers.  The Series B Holder may not effect any offer, sale, pledge, transfer, or other disposition or distribution (collectively a “Transfer”), or enter into any agreement with respect to any Transfer, or grant any proxy with respect to, and the Series B Preferred Stock or any beneficial or other interest therein to any person or entity other than an affiliate of the Series B Holder.  Any purported Transfer to any person or entity other than the Series B Holder shall be void ab initio, and the voting rights set forth in Section 2 hereof may be exercised by the Series B Holder only so long as the Series B Preferred Stock is beneficially owned by Harbinger Capital Partners Master Fund I, Ltd. or an affiliate thereof.  The certificate representing the share of Series B Preferred Stock shall bear the following legend:

THE SHARE OF SERIES B PREFERRED STOCK OF TERRESTAR NETWORKS INC. REPRESENTED BY THIS CERTIFICATE MAY ONLY BE ISSUED TO AND BENEFICIALLY OWNED BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD. OR AN AFFILIATE THEREOF, AND ANY PURPORTED TRANSFER TO ANY OTHER PERSON OR ENTITY IS NULL AND VOID.

8.           Amendment and Waiver.  No amendment or waiver of any provision of the Certificate of Incorporation (including this Certificate of Designations) which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely shall be effective without the prior consent or affirmative vote of the Series B Holder, either in writing or by resolution adopted at an annual or special meeting.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Designations as of 15th day of February, 2008.

By:	/s/ Jeffrey W. Epstein
Name:	Jeffrey W. Epstein
Title:	Secretary